Exhibit 10-1

BB&T

MASTER LOAN AGREEMENT
This Master Loan Agreement (this “Loan Agreement”) is made as of the 24th day of May, 2018, (the “Agreement Date”) by and between The Goldfield Corporation, a Delaware corporation, Power Corporation of America, a Florida corporation, Southeast Power Corporation, a Florida corporation, C and C Power Line, Inc. a Florida corporation, Bayswater Development Corporation, a Florida corporation, Precision Foundations, Inc. a Florida corporation and Pineapple House of Brevard, Inc., a Florida corporation (either “Borrower” or collectively “Guarantors” as set forth in Exhibit “A”), and Branch Banking and Trust Company (“Lender”).
Recitals

1.
Borrower previously received loans from Lender as set forth in Exhibit “A” “Prior Loans”, and is receiving two new loans from Lender of even date Exhibit A “New Loans” (“Prior Loans” and “New Loans” shall hereunder be collectively referred to as the “Exhibit “A” Loans”).

2.	Lender has agreed to make Loans on the terms and conditions set forth in this Agreement and in the other documents evidencing and securing the Loans as described herein.

3.
Subject to the Bank’s underwriting criteria and other factors that the Bank may consider, the Bank may, without obligation to do so, extend new loans to the Borrower and/or modify or extend the Exhibit “A” Loans (“Future Loans”).

4.
The Exhibit “A” Loans and Future Loans (collectively “Loans”) extended by the Bank are subject to the terms and conditions of this Loan Agreement, and this Loan Agreement supercedes loan agreements previously executed by Borrowers regarding Prior Loans.

Now, therefore, in consideration of the premises, and in further consideration of the mutual covenants and agreements herein set forth and of the sum of Ten Dollars ($10.00) paid by each party to the other, receipt of which is hereby acknowledged, the parties covenant and agree as follows:
I.    CONDITIONS PRECEDENT
The Bank shall not be obligated to make any disbursement of Loan proceeds until all of the following conditions have been satisfied by proper evidence, execution, and/or delivery to the Bank of the following items in addition to this Agreement, all in form and substance satisfactory to the Bank and the Bank’s counsel in their sole discretion:
USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.
Note(s): The Note(s) evidencing the Loans(s) duly executed by the Borrower.
Security Agreement(s): Security Agreement(s) in which Borrower and any other owner (a “Debtor”) of personal property collateral shall grant to Bank a first priority security interest in the personal property specified therein.
UCC Financing Statements: Copies of UCC Financing Statements duly filed in Borrower’s or other owner’s state of incorporation, organization or residence, and in all jurisdictions necessary, or in the opinion of the Bank desirable, to perfect the security interests granted in the Security Agreement(s), and certified copies of Information Requests identifying all previous financing statements on record for the Borrower or other owner, as appropriate from all jurisdictions indicating that no security interest has previously been granted in any of the collateral described in the Security Agreement(s), unless prior approval has been given by the Bank.
Authorization and Certificate: An Authorization and Certificate executed by each Debtor under which such Debtor authorizes Bank to file a UCC Financing Statement describing collateral owned by such Debtor.
Commitment Fee: A commitment fee (or balance thereof) owed to the Bank on the date of execution of the Loan Documents, as to each Loan.
Corporate Resolution: A Corporate Resolution duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery, and performance of the Loan Documents on or in a form provided by or acceptable to Bank.
Guaranty: Guaranty Agreement(s) duly executed by the Guarantor(s).
Additional Documents: Receipt by the Bank of other approvals, opinions, or documents as the Bank may reasonably request.
II.    REPRESENTATIONS AND WARRANTIES

The Borrower and Guarantor(s) represent and warrant to the Bank that:
2.1    Financial Statements. The balance sheet of The Goldfield Corporation and its subsidiaries, if any, and the related Consolidated Statements of Income and Consolidated Statements of Stockholders’ Equity of The Goldfield Corporation and its subsidiaries, the accompanying footnotes together with the accountant’s opinion thereon, and all other financial information previously furnished to the Bank, are true and correct and fairly reflect the financial condition of The Goldfield Corporation and its subsidiaries as of the dates thereof, including all contingent liabilities of every type, and the financial condition of The Goldfield Corporation and its subsidiaries as stated therein has not changed materially and adversely since the date thereof. Each Guarantor further represents and warrants that all financial statements provided by such Guarantor to Bank concerning such Guarantor’s financial condition are true and correct and fairly represent such Guarantor’s financial condition as of the dates thereof.
2.2    Name, Capacity and Standing. The Borrower’s exact legal name for each Loan is correctly stated in Exhibit “A.” If the Borrower and/or any Guarantor is a corporation, general partnership, limited partnership, limited liability partnership, or limited liability company, each warrants and represents that it is duly organized and validly existing under the laws of its respective state of incorporation or organization; that it and/or its subsidiaries, if any, are duly qualified and in good standing in every other state in which the nature of their business shall require such qualification, and are each duly authorized by their board of directors, general partners or member/manager(s), respectively, to enter into and perform the obligations under the Loan Documents.
2.3    No Violation of Other Agreements. The execution of the Loan Documents, and the performance by the Borrower, by any and all pledgors (whether the Borrower or other owners of collateral property securing payment of the Loan (hereinafter sometimes referred to as the “Pledgor”)) or by the Guarantor(s) thereunder will not violate any provision, as applicable, of its articles of incorporation, by-laws, articles of organization, operating agreement, agreement of partnership, limited partnership or limited liability partnership, or, of any law, other agreement, indenture, note, or other instrument binding upon the Borrower, Pledgor or Guarantor(s), or give cause for the acceleration of any of the respective obligations of the Borrower or Guarantor(s).
2.4    Authority. All authority from and approval by any federal, state, or local governmental body, commission or agency necessary to the making, validity, or enforceability of this Agreement and the other Loan Documents has been obtained.
2.5    Asset Ownership. The Borrower and each Guarantor have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements furnished to the Bank, and all such properties and assets are free and clear of mortgages, deeds of trust, pledges, liens, and all other encumbrances except as otherwise disclosed by such financial statements. In addition, each other owner of collateral has good and marketable title to such collateral, free and clear of any liens, security interests and encumbrances, except as otherwise disclosed to Bank.
2.6    Discharge of Liens and Taxes. The Goldfield Corporation and its subsidiaries, if any, and each Guarantor have filed, paid, and/or discharged all taxes or other claims which may become a lien on any of their respective properties or assets, excepting to the extent that such items are being appropriately contested in good faith and for which an adequate reserve (in an amount acceptable to Bank) for the payment thereof is being maintained.
2.7    Regulations U and X. None of the Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of the provisions of Regulation U and Regulation X of the Board of Governors of the Federal Reserve System.
2.8    ERISA. Each employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by The Goldfield Corporation or by any subsidiary of the Borrower or Guarantor(s) meets, as of the date hereof the minimum funding standards of Section 302 of ERISA, all applicable requirements of ERISA and of the Internal Revenue Code of 1986, as amended, and no “Reportable Event” nor “Prohibited Transaction” (as defined by ERISA) has occurred with respect to any such plan.
2.9    Litigation. There is no claim, action, suit or proceeding pending, threatened or reasonably anticipated before any court, commission, administrative agency, whether State or Federal, or arbitration which will materially adversely affect the financial condition, operations, properties, or business of The Goldfield Corporation or its subsidiaries, if any, or the Guarantor(s), or the ability of the Borrower or the Guarantor(s) to perform their obligations under the Loan Documents.
2.10    Other Agreements. The representations and warranties made by Borrower to Bank in the other Loan Documents are true and correct in all respects on the date hereof.
2.11    Binding and Enforceable. The Loan Documents, when executed, shall constitute valid and binding obligations of the Borrower and Guarantors respectively, the execution of such Loan Documents has been duly authorized by the parties thereto, and are enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally.
2.12    Commercial Purpose. The Loan(s) are not “consumer transactions,” as defined in the Florida Uniform Commercial Code, and none of the collateral was or will be purchased or held primarily for personal, family or household purposes.

2.13    Outstanding Financing Statements. As of the date of this Loan Agreement, there are a number of outstanding UCC-1 financing statements (“Financing Statements”) filed in favor of Altec Capital Services, LLC (“Altec”), Terex Master Trust (“Terex”), and Caterpillar Financial Services Corporation (“Caterpillar”) as “Secured Party,” listing Borrower and/or one or more Guarantors as “Debtors.” All obligations owed both Altec and Terex as evidenced by the Financing Statements secure only leased equipment and business assets owned by either Altec or Terex and leased to either Borrower or one or more of the Guarantors. The Financing Statements in favor of Caterpillar evidence prior first liens on collateral described in the Security Agreement. Other than the initial advance of even date as evidenced by a closing statement, Lender is under no further obligation to permit future draws under the terms of the New Loans until such time as Borrower and/or Guarantors provide Lender with proof satisfactory to Lender that the obligations in favor of Caterpillar as secured by the Financing Statements in favor of Caterpillar have been satisfied and paid in full.
2.14    Subsequent Lien Documentation. So long as the Loan(s) are outstanding, Borrower and Guarantors authorize Lender to execute for these respective parties any financing statements or file any lien documentation with the appropriate governmental authorities needed from time to time to perfect Lender’s interest in any collateral as described in the Security Agreement(s). The failure by Borrower and/or Guarantors to cooperate with Lender in the execution of such lien documentation shall be an Event of Default as defined hereunder.
III.    AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Borrower shall:
3.1    Maintain Existence and Current Legal Form of Business. (a) Maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business indicated above, and, (c), as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.
3.2    Maintain Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.
3.3    Maintain Properties. Maintain, keep, and preserve all of its properties (tangible and intangible) including the collateral necessary or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

3.4    Conduct of Business. Continue to engage in an efficient, prudent, and economical manner in a business of the same general type as now conducted.
3.5    Maintain Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business, and business interruption insurance if required by Bank, which insurance may provide for reasonable deductible(s). The Bank shall be named as loss payee (Long Form) on all policies which apply to the Bank’s collateral, and the Borrower shall deliver certificates of insurance at closing evidencing same.
3.6    Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed upon it or upon its property, and all Environmental Laws.
3.7    Right of Inspection. Permit the officers and authorized agents of the Bank, at any reasonable time or times in the Bank’s sole discretion, to examine and make copies of the records and books of account of, to visit the properties of the Borrower, and to discuss such matters with any officers, directors, managers, members or partners, limited or general of the Borrower, and the Borrower’s independent accountant as the Bank deems necessary and proper.
3.8    Reporting Requirements. Furnish to the Bank:
Quarterly Consolidated Financial Statements: As soon as available and not later than two (2) weeks after complying with required Securities and Exchange Commission reporting requirements, consolidated quarterly balance sheets, statements of income, cash flow, and retained earnings for the period ended, all in reasonable detail, and all prepared in accordance with GAAP consistently applied and certified as true and correct by an officer of the Borrower (“Quarterly Reporting Requirements”).
Annual Consolidated Financial Statements: As soon as available and not later than two (2) weeks after complying with required Securities and Exchange Commission reporting requirements, consolidated annual balance sheets, statements of income, cash flow and retained earnings for the period ended, all in reasonable detail, and all prepared in accordance with GAAP consistently applied. The financial statements must be of the following quality or better: Audited (“Annual Reporting Requirements”).
Notice of Litigation: Promptly after the receipt by the Borrower, or by any Guarantor of which Borrower has knowledge, of notice or complaint of any action, suit, and proceeding before any court or administrative agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or Guarantor, as appropriate.
Notice of Default: Promptly upon discovery or knowledge thereof, notice of the existence of any event of default under this Agreement or any other Loan Documents.
USA Patriot Act Verification Information: Information or documentation, including but not limited to the legal name, address, tax identification number, driver’s license, and date of birth (if the Borrower is an individual) of the Borrower sufficient for the Bank to verify the identity of the Borrower in accordance with the USA Patriot Act. Borrower shall notify Bank promptly of any change in such information.
Financial Statement Certification: Along with Quarterly and Annual Consolidated Financial Statements, a certification executed by the Chief Financial Officer of the Borrower stating:
Based on my knowledge, the financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented.
Other Information: Such other information as the Bank may from time to time reasonably request.
3.9    Deposit Accounts. Maintain substantially all of its demand deposit/operating accounts (with the exception of the accounts of C and C Power Line, Inc.) with the Bank.
3.10    Affirmative Covenants from other Loan Documents. All affirmative covenants contained in any Deed of Trust, Security Agreement, Assignment of Leases and Rents, or other security document executed by the Borrower which are described in Section I hereof are hereby incorporated by reference herein.
IV.    GUARANTORS’ COVENANTS
Each Guarantor covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations owed under the Loan Documents, Guarantor shall:

4.1    Maintain Existence and Current Legal Form of Business. If Guarantor is a corporation, partnership, limited partnership, limited liability partnership or limited liability company, (a) maintain its existence and good standing in the state of its incorporation or organization, (b) maintain its current legal form of business as shown on the guaranty agreement provided by Guarantor to Bank in connection with the Loan, (c) without the Bank’s prior written consent enter into any merger, consolidation, reorganization or exchange of stock, ownership interests or assets, and (d) as applicable, qualify and remain qualified as a foreign corporation, general partnership, limited partnership, limited liability partnership or limited liability company in each jurisdiction in which such qualification is required.
4.2    Maintain Properties. Not, without the prior written consent of Bank, sell, transfer or otherwise dispose of all or substantially all of Guarantor’s properties (tangible and intangible), except in the ordinary course of business.
4.3    Comply With Laws. Comply in all respects with all applicable laws, rules, regulations, and orders including, without limitation, paying before the delinquency of all taxes, assessments, and governmental charges imposed or assessed upon Guarantor or upon Guarantor’s property, and all Environmental Laws.
4.4    Reporting Requirements. Furnish to the Bank:
Annual Financial Statement(s): Upon request.
Notice of Litigation: Promptly after the receipt by Guarantor, or by Borrower of which Guarantor has knowledge, of notice of any action, suit, and proceeding before any court or governmental agency of any type which, if determined adversely, could have a material adverse effect on the financial condition, properties, or operations of the Guarantor or Borrower, as appropriate.
4.5    Other Information: Furnish such other information as the Bank may from time to time reasonably request.
V.    FINANCIAL COVENANTS
The Goldfield Corporation and its subsidiaries covenants and agrees that from the date hereof until payment in full of all indebtedness and the performance of all obligations under the Loan Documents, The Goldfield Corporation shall at all times maintain the following financial covenants and ratios all in accordance with GAAP unless otherwise specified:
Tangible Net Worth. A minimum tangible net worth of not less than $20,000,000 as evidenced by The Goldfield Corporation’s consolidated annual audited financial statement as included in its Form 10-K beginning with its fiscal year ending on December 31, 2014, and quarterly based upon consolidated financial statements (10-Q). Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, contract rights, and assets representing claims on stockholders or affiliated entities.

(a)
Debt to Tangible Net Worth. A ratio of total liabilities to tangible net worth of not greater than 2.5:1 tested quarterly, based on consolidated financial statements (10-Q) and annually based on consolidated financial statements (10-K).

(b)
Fixed Charge Coverage Ratio. A ratio of EBITDAR (earnings before interest, taxes, depreciation, amortization and rental expense) divided by the sum of CPLTD (current portion of long term debt), interest expense and rental expense. For the purpose of calculating this ratio, rental expense associated with operating leases with a duration of one year or less, operating leases associated with leased equipment for particular jobs and included in job costs are not to be considered as rental expense. Such ratio is to be measured annually based upon the prior year’s financial results and is to equal or exceed 1.30:1.

Any violation of a financial covenant(s) caused by a future change in GAAP or International Financial Reporting Standards will not be considered an event of default. The Borrower will provide documentation demonstrating compliance with the covenant as if such change(s) had not occurred. The Borrower and Bank will modify the covenant to have a neutral effect prior to the next covenant testing date.
VI.    NEGATIVE COVENANTS
The Goldfield Corporation and its subsidiaries covenants and agrees that from the date hereof and until payment in full of all indebtedness and performance of all obligations under the Loan Documents, The Goldfield Corporation shall not, without the prior written consent of the Bank:
6.1    Liens. Create, incur, assume, or suffer to exist any lien upon or with respect to the Mortgaged Property, any of The Goldfield Corporation’s properties, any properties of The Goldfield Corporation’s subsidiaries, or the properties of any Pledgor securing payment of the Loan, now owned or hereafter acquired, except:

(a)	Liens and security interests in favor of the Bank;

(b)	Liens for taxes not yet due and payable or otherwise being contested in good faith and for which appropriate reserves are maintained;

(c)	Other liens imposed by law not yet due and payable, or otherwise being contested in good faith and for which appropriate reserves are maintained;

(d)	purchase money security interests on any property hereafter acquired, provided that such lien shall attach only to the property acquired.
6.2    Debt. Create, incur, assume, or suffer to exist any debt, except:

(a)	Debt to the Bank;

(b)	Debt outstanding on the date hereof and shown on the most recent financial statements submitted to the Bank;

(c)	Accounts payable to trade creditors incurred in the ordinary course of business;

(d)	Additional debt not to exceed $2,000,000.00 in the aggregate at any time.

(e)
Additional debt for the purpose of purchasing equipment not to exceed $5,000,000 in aggregate. Such debt would be secured only with a purchase money security interest in the equipment being purchased with the proceeds.

6.3    Change of Legal Form of Business; Purchase of Assets. Change the legal form of The Goldfield Corporation’s business as shown above, whether by merger, consolidation, conversion or otherwise, and The Goldfield Corporation shall not purchase all or substantially all of the assets or business of any Person.
6.4    Leases. Create, incur, assume, or suffer to exist any operating lease obligation in excess of $2,000,000.00 annually, except:

(a)	Operating leases outstanding on the date hereof;

(b)	Operating leases with a term of one (1) year or less;

(c)	Operating leases in excess of one (1) year for a specific job or contract and:

(i)	Lease payments are included in the job or contract costs;

(ii)	Term of the operating lease does not exceed the projected job or contract term.
6.5    Guaranties. Assume, guarantee, endorse, or otherwise be or become directly or contingently liable for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

6.6    Disposition of Assets. Sell, lease, or otherwise dispose of any of its assets or properties except in the ordinary and usual course of its business.
6.7    Negative Covenants from other Loan Documents. All negative covenants contained in any Mortgage, Security Agreement, Assignment of Leases or Rents, or other security document executed by the party which are described in Section I hereof are hereby incorporated by reference herein.
VII.    HAZARDOUS MATERIALS AND COMPLIANCE WITH ENVIRONMENTAL LAWS
7.1    Investigation. Borrower hereby certifies that it has exercised due diligence to ascertain whether its real property, including without limitation the Mortgaged Property, is or has been affected by the presence of asbestos, oil, petroleum or other hydrocarbons, urea formaldehyde, PCBs, hazardous or nuclear waste, toxic chemicals and substances, or other hazardous materials (collectively, “Hazardous Materials”), as defined in applicable Environmental Laws. Borrower represents and warrants that there are no such Hazardous Materials contaminating its real property, nor have any such materials been released on or stored on or improperly disposed of on its real property during its ownership, occupancy or operation thereof Borrower hereby agrees that, except in strict compliance with applicable Environmental Laws, it shall not knowingly permit any release, storage or contamination as long as any indebtedness or obligations to Bank under the Loan Documents remains unpaid or unfulfilled. In addition, Borrower does not have or use any underground storage tanks on any of its real property, including the Mortgaged Property which are not registered with the appropriate Federal and/or State agencies and which are not properly equipped and maintained in accordance with all Environmental Laws. If requested by Bank, Borrower shall provide Bank with all necessary and reasonable assistance required for purposes of determining the existence of Hazardous Materials on the Mortgaged Property, including allowing Bank access to the Mortgaged Property, and access to Borrower’s employees having knowledge of, and to files and records within Borrower’s control relating to the existence, storage, or release of Hazardous Materials on the Mortgaged Property.
7.2    Compliance. Borrower agrees to comply with all applicable Environmental Laws, including, without limitation, all those relating to Hazardous Materials. Borrower further agrees to provide Bank, and all appropriate Federal and State authorities, with immediate notice in writing of any release of Hazardous Materials on the Collateral and to pursue diligently to completion all appropriate and/or required remedial action in the event of such release.
7.3    Remedial Action. Bank shall have the right, but not the obligation, to undertake all or any part of such remedial action in the event of a release of Hazardous Materials on the Mortgaged Property and to add any expenditures so made to the principal indebtedness secured by the Security Agreement. Borrower agrees to indemnify and hold Bank harmless from any and all loss or liability arising out of any violation of the representations, covenants, and obligations contained in this Section VII, or resulting from the recording of the Security Agreement.
VIII.    EVENTS OF DEFAULT
The following shall be “Events of Default” by Borrower or any Guarantor:
8.1    The failure to make prompt payment of any installment of principal or interest on any of the Note(s) when due or payable. Borrower shall have a ten (10) day cure period from the date the Bank notifies the Borrower of any monetary Events of Default.
8.2    Any representation or warranty made in the Loan Documents proves to be false or misleading in any material respect.
8.3    Any report, certificate, financial statement, or other document furnished prior to the execution of or pursuant to the terms of this Agreement proves to be false or misleading in any material respect.
8.4    The Borrower or any Guarantor default on the performance of any other obligation of indebtedness when due or in the performance of any obligation incurred in connection with money borrowed.
8.5    The Borrower, any Guarantor or any Pledgor breach any covenant, condition, or agreement made under any of the loan documents evidencing or securing the liability under the Note(s) set forth in Exhibit “A,” including any subsequent attachments thereto.
8.6    A custodian be appointed for or take possession of any or all of the assets of the Borrower or any Guarantor, or the Borrower or any Guarantor either voluntarily or involuntarily become subject to any insolvency proceeding, including becoming a debtor under the United States Bankruptcy Code, any proceeding to dissolve the Borrower or any Guarantor, any proceeding to have a receiver appointed, or the Borrower or any Guarantor make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or any portion of the Borrower’s or any Guarantors assets, including an action or proceeding to seize any funds on deposit with the Bank, and such seizure is not discharged within 30 days.
8.7    A final judgment for the payment of money be rendered against the Borrower or any Guarantor which is not covered by insurance and shall remain undischarged for a period of 30 days unless such judgment or execution thereon be effectively stayed.
8.8    Upon the death of, or termination of existence of, or dissolution of, any Borrower, Pledge, or Guarantor.

8.9    Should the Bank in good faith deem itself, its liens and security interests, if any, or any debt thereunder unsafe or insecure, or should the Bank believe in good faith that the prospect of payment of any debt or other performance by the Borrower or any Guarantor is impaired.
8.10    Any lien or security interest granted to Bank to secure payment of the Note(s) terminate, fail for any reason to have the priority agreed to by Bank on the date granted, or become unperfected or invalid for any reason.
8.11    Except for monetary defaults, Borrower shall have a forty-five (45) day cure period from the date the Bank notifies the Borrower of any Events of Default.
IX.    REMEDIES UPON DEFAULT
Upon the occurrence of any of the above listed Events of Default, the Bank may at any time thereafter, at its option, take any or all of the following actions, at the same or at different times:
9.1    Declare the balance(s) of the Note(s) to be immediately due and payable, both as to principal and interest, late fees, and all other amounts/expenditures without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower and each Guarantor, and such balance(s) shall accrue interest at the Default Rate as provided herein until paid in full;
9.2    Require the Borrower or Guarantor(s) to pledge additional collateral to the Bank from the Borrower’s or any Guarantor’s assets and properties, the acceptability and sufficiency of such collateral to be determined in the Bank’s sole discretion;
9.3    Take immediate possession of and foreclose upon any or all collateral which may be granted to the Bank as security for the indebtedness and obligations of Borrower or any Guarantor under the Loan Documents;
9.4    Exercise any and all other rights and remedies available to the Bank under the terms of the Loan Documents and applicable law, including the Florida Uniform Commercial Code;
9.5    Any obligation of the Bank to advance funds to the Borrower or any other Person under the terms of under the Note(s) and all other obligations, if any, of the Bank under the Loan Documents shall immediately cease and terminate unless and until Bank shall reinstate such obligation in writing.
X.    MISCELLANEOUS PROVISIONS
10.1    Definitions.

“Default Rate” shall mean a rate of interest equal to Bank’s Prime Rate plus five percent (5%) per annum (not to exceed the legal maximum rate) from and after the date of an Event of Default hereunder which shall apply, in the Bank’s sole discretion, to all sums owing, including principal and interest, on such date.
“Environmental Laws” shall mean all applicable federal and state laws and regulations which affect or may affect the Mortgaged Property, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), all such applicable environmental laws and regulations of the State of Florida, as such laws and regulation, may be amended from time to time.
“Loan Documents” shall mean this Agreement including any schedule attached hereto, the Note(s), the Deed(s) of Trust, the Mortgage(s), Security Deeds, the Security Agreement(s), the Assignment(s) of Leases and Rents, all UCC Financing Statements, the Guaranty Agreement(s), and all other documents, certificates, and instruments executed in connection therewith, and all renewals, extensions, modifications, substitutions, and replacements thereto and therefore.
“Person” shall mean an individual, partnership, corporation, trust, unincorporated organization, limited liability company, limited liability partnership, association, joint venture, or a government agency or political subdivision thereof.
“GAAP” shall mean generally accepted accounting principles as established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants, as in effect as of this Agreement Date. Future changes in GAAP or IFRS (“International Financial Reporting Standards”) will have a neutral effect on the Borrower in respect to its financial covenants.
“Prime Rate” shall mean the rate of interest per annum announced by the Bank from time to time and adopted as its Prime Rate, which is one of several rate indexes employed by the Bank when extending credit, and may not necessarily be the Bank’s lowest lending rate.
10.2    Non-impairment. If any one or more provisions contained in the Loan Documents shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby and shall otherwise remain in full force and effect.

10.3    Applicable Law. The Loan Documents shall be construed in accordance with and governed by the laws of the State of Florida.
10.4    Waiver. Neither the failure nor any delay on the part of the Bank in exercising any right, power or privilege granted in the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power, or privilege which may be provided by law.
10.5    Modification. No modification, amendment, or waiver of any provision of any of the Loan Documents shall be effective unless in writing and signed by the Borrower and Bank.
10.6    Payment Amount Adjustment. In the event that any Loan(s) referenced herein has a variable (floating) interest rate and the interest rate increases, Bank, at its sole discretion, may at any time adjust the Borrower’s payment amount(s) to prevent the amount of interest accrued in a given period to exceed the periodic payment amount or to cause the Loan(s) to be repaid within the same period of time as originally agreed upon.
10.7    Stamps and Fees. The Borrower shall pay all federal or state stamps, taxes, or other fees or charges, if any are payable or are determined to be payable by reason of the execution, delivery, or issuance of the Loan Documents or any security granted to the Bank; and the Borrower and Guarantor agree to indemnify and hold harmless the Bank against any and all liability in respect thereof.
10.8    Attorneys’ Fees. In the event the Borrower or any Pledgor or Guarantor shall default in any of its obligations hereunder and the Bank believes it necessary to employ an attorney to assist in the enforcement or collection of the indebtedness of the Borrower to the Bank, to enforce the terms and provisions of the Loan Documents, to modify the Loan Documents, or in the event the Bank voluntarily or otherwise should become a party to any suit or legal proceeding (including a proceeding conducted under the Bankruptcy Code), the Borrower and Guarantors agree to pay the reasonable attorneys’ fees of the Bank and all related costs of collection or enforcement that may be incurred by the Bank. The Borrower and Guarantor shall be liable for such attorneys’ fees and costs whether or not any suit or proceeding is actually commenced.
10.9    Bank Making Required Payments. In the event Borrower shall fail to maintain insurance, pay taxes or assessments, costs and expenses which Borrower is, under any of the terms hereof or of any Loan Documents, required to pay, or fail to keep any of the properties and assets constituting collateral free from new security interests, liens, or encumbrances, except as permitted herein, Bank may at its election make expenditures for any or all such purposes and the amounts expended together with interest thereon at the Default Rate, shall become immediately due and payable to Bank, and shall have benefit of and be secured by the collateral; provided, however, the Bank shall be under no duty or obligation to make any such payments or expenditures.
10.10    Right of Offset. Any indebtedness owing from Bank to Borrower may be set off and applied by Bank on any indebtedness or liability of Borrower to Bank, at any time and from time to time after maturity, whether by acceleration or otherwise, and without demand or notice to Borrower. Bank may sell participations in or make assignments of any Loan made under this Agreement, and Borrower agrees that any such participant or assignee shall have the same right of setoff as is granted to the Bank herein.
10.11    UCC Authorization. Borrower authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank.
10.12    Modification and Renewal Fees. Bank may, at its option, charge any fees for modification, renewal, extension, or amendment of any terms of the Note(s) not prohibited by Florida law, and as otherwise permitted by law if Borrower is located in another state.
10.13    Conflicting Provisions. If provisions of this Agreement shall conflict with any terms or provisions of any of the Note(s) or security document(s) or any schedule attached hereto, the provisions of such Note(s) or security document(s) or any schedule attached hereto, as appropriate, shall take priority over any provisions in this Agreement.
10.14    Notices. Any notice permitted or required by the provisions of this Agreement shall be deemed to have been given when delivered in writing to the City Executive or any Vice President of the Bank at its offices in Melbourne, Florida, and to the President of the Borrower at its offices in Melbourne, Florida, when sent by certified mail and return receipt requested.
10.15    Consent to Jurisdiction. Borrower hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be instituted in any Florida state court or federal court sitting in the State of Florida, or in such other appropriate court and venue as Bank may choose in its sole discretion. Borrower consents to the jurisdiction of such courts and waives any objection relating to the basis for personal or in rem jurisdiction or to venue which Borrower may now or hereafter have in any such legal action or proceedings.
10.16    Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with, or relating to the Agreement and other Loan Documents (“Disputes”) between or among the parties to this Agreement and other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement and other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city of Tallahassee. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims less than $1,500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap or hedging agreements.
10.17    Counterparts. This Agreement may be executed by one or more parties on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.18    Entire Agreement. The Loan Documents embody the entire agreement between Borrower and Bank with respect to the Loans, and there are no oral or parol agreements existing between Bank and Borrower with respect to the Loans which are not expressly set forth in the Loan Documents.
10.19    Indemnification. The Borrower and the Guarantors hereby jointly and severally agree to and do hereby indemnify and defend the Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loans, including without limitation: (i) the failure to make any payment to the Bank promptly when due, whether under the Notes evidencing the Loans or otherwise; (ii) the breach of any representations or warranties to the Bank contained in this agreement or in any other loan documents now or hereafter executed in connection with the Loans; or (iii) the violation of any covenants or agreements made for the benefit of the Bank and contained in any of the loan documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from the Bank’s gross negligence or willful misconduct.
10.20    Notice and Cure Period. Notwithstanding any provision in this Loan Agreement, the Security Agreement, the Note or Loan Documents to the contrary, an event of default shall not be deemed to have occurred hereunder as to a non-monetary provision of this Loan Agreement unless and until the

Borrower shall fail to cure and remedy said non-monetary breach within forty five (45) days after the Borrower has received written notice thereof from the Bank, and an event of default shall not be deemed to have occurred hereunder as to a monetary provision of the Loan Agreement unless and until the Borrower shall fail to cure and remedy said monetary breach within ten (10) days after the Borrower has received written notice thereof from the Bank.
10.21    WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AGREEMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

SIGNATURE PAGE
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

Witnesses:

The Goldfield Corporation, a Delaware corporation
/s/ Melissa A. Munson	By: /s/ Stephen R. Wherry
Print Name: Melissa A. Munson	Stephen R. Wherry, Senior Vice President
/s/ Barry Forbes
Print Name: Barry Forbes

Southeast Power Corporation, a Florida corporation
/s/ Melissa A. Munson	By: /s/ Stephen R. Wherry
Print Name: Melissa A. Munson	Stephen R. Wherry, Vice President
/s/ Barry Forbes
Print Name: Barry Forbes
Pineapple House of Brevard, Inc., a Florida corporation
/s/ Melissa A. Munson	By: /s/ Stephen R. Wherry
Print Name: Melissa A. Munson	Stephen R. Wherry, Vice President
/s/ Barry Forbes
Print Name: Barry Forbes
Bayswater Development Corporation, a Florida corporation
/s/ Melissa A. Munson	By: /s/ Stephen R. Wherry
Print Name: Melissa A. Munson	Stephen R. Wherry, Vice President
/s/ Barry Forbes
Print Name: Barry Forbes

Witnesses:

Power Corporation of America, a Florida corporation
/s/ Melissa A. Munson	By: /s/ Stephen R. Wherry
Print Name: Melissa A. Munson	Stephen R. Wherry, Vice President
/s/ Barry Forbes
Print Name: Barry Forbes

C and C Power Line, Inc., a Florida corporation
/s/ Melissa A. Munson
Print Name: Melissa A. Munson	By: /s/ Stephen R. Wherry
Stephen R. Wherry, Authorized Signer
/s/ Barry Forbes
Print Name: Barry Forbes

Precision Foundations, Inc., a Florida corporation
/s/ Melissa A. Munson
Print Name: Melissa A. Munson	By: /s/ Stephen R. Wherry
Stephen R. Wherry, Vice President
/s/ Barry Forbes
Print Name: Barry Forbes

Branch Banking and Trust Company
/s/ Melissa A. Munson	By: /s/ Barry Forbes
Print Name: Melissa A. Munson	Barry Forbes, Senior Vice President
/s/ Andrew Pisciotto
Print Name: Andrew Pisciotto

Exhibit “A”
“Currently Outstanding Prior Loans”

The Goldfield Corporation:
Loan Number -- 9660933082

Notes	Original Amount	Date Opened	Guarantors
2	$18,000,000.00	12/16/2013 Modification of original loan dated 8/26/05.	Southeast Power Corporation, Pineapple House of Brevard, Inc., Bayswater Development Corporation and Power Corporation of America Revolving
16	$22,600,000.00	June 9, 2017	Southeast Power Corporation, Pineapple House of Brevard, Inc., Bayswater Development Corporation, Power Corporation of America, C and C Power Line, Inc., and Precision Foundations, Inc. Non-Revolving

“New Loans”

The Goldfield Corporation:
Loan Number -- 9660933082

“New Loan” 9	$18,000,000.00	May 24, 2018

Southeast Power Corporation, Pineapple House of Brevard, Inc., Bayswater Development Corporation, Power Corporation of America, C and C Power Line, Inc., and Precision Foundations, Inc.

Note: The proceeds of this note will be used in part to pay in full Note 2 listed above.

Revolving

“New Loan” 5	$27,490,000.00	May 24, 2018
Southeast Power Corporation, Pineapple House of Brevard, Inc., Bayswater Development Corporation, Power Corporation of America, C and C Power Line, Inc., and Precision Foundations, Inc.

Note: Modification and future advance of Note 16 listed above.

Non-Revolving